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                                                                    EXHIBIT 23.2

             [RYDER SCOTT COMPANY PETROLEUM ENGINEERS LETTERHEAD]


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of this Annual Report on Form 10-K of our reserve report dated February 15, 1999 relating to the oil and gas reserves of Bellwether Exploration Company at January 1, 1999. We also consent to the references to us under the heading "Reserves" in the Notes to the Consolidated Financial Statements of Bellwether Exploration Company in such report.


                                  /s/ RYDER SCOTT COMPANY PETROLEUM ENGINEERS

                                  RYDER SCOTT COMPANY PETROLEUM ENGINEERS


Houston, Texas
March 11, 1999